CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Variable Insurance Products Trust of our reports (dated as listed in Appendix I), relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix I) Annual Report on Form N-CSR for the year ended December 31, 2019.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 15, 2020

Appendix I
AZL Government Money Market Fund
AZL T. Rowe Price Capital Appreciation Fund
AZL Moderate Index Strategy Fund
AZL Morgan Stanley Global Real Estate Fund
AZL MSCI Emerging Markets Equity Index Fund
AZL S&P 500 Index Fund
AZL Small Cap Stock Index Fund
AZL MSCI Global Equity Index Fund
AZL Mid Cap Index Fund
AZL International Index Fund
AZL Enhanced Bond Index Fund
AZL Russell 1000 Value Index Fund
AZL Russell 1000 Growth Index Fund
AZL Gateway Fund
AZL Fidelity Institutional Asset Management Multi-Strategy Fund
AZL Fidelity Institutional Asset Management Total Bond Fund
AZL MetWest Total Return Bond Fund
AZL DFA U.S. Core Equity Fund
AZL DFA U.S. Small Cap Fund
AZL DFA International Core Equity Fund
AZL DFA Five-Year Global Fixed Income Fund